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                                                                EXHIBIT 10.14



           AMENDMENT ADOPTED ON NOVEMBER 6, 1994 TO PURITAN-BENNETT
                       1988 EMPLOYEE STOCK BENEFIT PLAN


        THIS AMENDMENT of the Puritan-Bennett 1988 Stock Benefit Plan (the "Plan") is made by the Puritan-Bennett Corporation (which, together with its subsidiaries and affiliates, shall be referred to herein as the "Corporation"), effective as of the 7th day of November, 1994.

        WHEREAS, as part of the Plan, the Corporation reserved the right, at any time, by action of its Board of Directors, to modify or amend, in whole or in part, any or all provisions of the Plan; and

        WHEREAS, the Corporation now desires to amend the Plan.

        NOW, THEREFORE, the Plan is hereby amended to include the following language at the end of Section 9:

        At the sole discretion of the Committee, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of an option granted under the Plan or by a resolution adopted prior to the occurrence of an event described in clauses (x),
        (y) or (z) above, that upon such event, such option shall be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by a similar option, covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices. In the event that the Committee provides for such assumption or substitution of options, the assumed or substituted options shall continue to be subject to their original vesting schedules notwithstanding the provision for acceleration of vesting set forth above.


        IN WITNESS WHEREOF, the Corporation has executed this Amendment to the Plan, effective as of the date first written above.

                                            PURITAN-BENNETT CORPORATION


                                            /s/ Lee A. Robbins
                                            By:    Lee A. Robbins
                                            Title:  Vice President


ATTEST:


By: /s/ Daniel C. Weary

Title:  Secretary